SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2011

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AML Communications, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-27250	77-0130894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1000 Avenida Acaso Camarillo, California 93012
(Address of Principal Executive Offices) (Zip Code)

(805) 388-1345
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 27, 2011, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) among AML Communications, Inc., a Delaware corporation (“AML”), Microsemi Corporation, a Delaware corporation (“Microsemi”), and Atom Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Merger Sub”), Microsemi completed its acquisition of AML by means of a merger of Merger Sub with and into AML, with AML continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Microsemi (the “Merger”).  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by AML’s board of directors and its stockholders.  AML’s stockholders approved and adopted the Merger Agreement at a special meeting of stockholders held on May 27, 2011.

At the effective time and as a result of the Merger, each share of common stock of AML issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any AML stockholders who properly exercised dissenter’s or appraisal rights with respect thereto in accordance with applicable law and shares owned by AML as treasury stock or by Microsemi or any subsidiary of either AML or Microsemi, was converted into the right to receive $2.50 in cash, without interest and less any applicable withholding taxes.

Additionally at the effective time and as a result of the Merger, with respect to options outstanding immediately prior to the effective time, each option having an exercise price per share less than $2.50 was converted into the right to receive, without interest and less any applicable withholding taxes, a cash amount equal to the product of (A) the excess of $2.50 over the exercise price per share of such option, multiplied by (B) the total number of shares of AML common stock subject to such option.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

AML intends to file a certification on Form 15 with the Securities and Exchange Commission to suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  AML is eligible to file a Form 15 because it has fewer than 300 holders of record of its common stock following the consummation of the Merger.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each share of common stock of AML issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any AML stockholders who properly exercised dissenter’s or appraisal rights with respect thereto in accordance with applicable law and shares owned by AML as treasury stock or by Microsemi or any subsidiary of either AML or Microsemi, was converted into the right to receive $2.50 in cash, without interest and less any applicable withholding taxes.

Additionally at the effective time and as a result of the Merger, with respect to options outstanding immediately prior to the effective time, each option having an exercise price per share less than $2.50 was converted into the right to receive, without interest and less any applicable withholding taxes, a cash amount equal to the product of (A) the excess of $2.50 over the exercise price per share of such option, multiplied by (B) the total number of shares of AML common stock subject to such option.

At the effective time of the Merger, holders of shares of common stock and options of AML ceased to have any rights as holders of common stock or options (other than their right to receive the cash consideration in accordance with the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in the AML’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

Upon closing of the Merger on May 27, 2011, a change in control of AML occurred, and AML now is a wholly owned subsidiary of Microsemi, as described in Item 2.01 of this Current Report on Form 8-K.  The aggregate merger consideration to be paid by Microsemi in connection with the Merger will be equal to approximately $31 million. The merger consideration will be provided by Microsemi from cash on hand.  See Items 2.01 and 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on May 27, 2011, all of the members of the board of directors of AML immediately prior to the effective time of the Merger resigned as directors of AML and all of the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became members of the board of directors of AML.  In addition, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of AML.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on May 27, 2011, the certificate of incorporation and bylaws of AML were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of AML are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2011, AML held a special meeting of stockholders to consider and vote on a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.  Under Delaware law, the adoption of the Merger Agreement required the affirmative vote of a majority of the shares of AML’s common stock outstanding at the close of business on the record date (the “Requisite Stockholders’ Approval”). The Requisite Stockholders’ Approval was obtained during the special meeting.

Item 8.01	Other Events.

Microsemi issued a press release on May 31, 2011 announcing the completion of its acquisition of AML described in Item 2.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated April 11, 2011, among Microsemi Corporation, Atom Acquisition Corp. and AML Communications, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2011).

3.1	Amended and Restated Certificate of Incorporation of AML Communications, Inc.
3.2	Amended and Restated Bylaws of AML Communications, Inc.

99.1	Press Release dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.
Dated: May 31, 2011	By:	/s/ James J. Peterson
James J. Peterson
President and Chief Executive Officer